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                                                                  EXHIBIT 10.191

10/15/02

                    SECOND LEASE AMENDMENT TO LEASE AGREEMENT

     THIS SECOND AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as the "Amendment") is made as of the 1st day of October 2002, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership, successor by merger to Weeks Realty, L.P. (hereinafter referred to as "Landlord") and PPD Development LP,., a Texas limited partnership and successor in interest to PPD Development, Inc. (hereinafter referred to as "Tenant").

                                   WITNESSETH:

     WHEREAS, pursuant to a Lease Agreement dated June 26, 1998 by and between Landlord and Tenant (the Lease Agreement, and all amendments thereto shall be referred to herein collectively as the "Lease"), Landlord leased to Tenant certain premises containing approximately 72,962 rentable square feet in a building located on certain land (the "Land") which had been provided the address of 4023 Paramount Parkway, but is now known as 3900 South Paramount Parkway, Morrisville, Wake County, North Carolina 27560 (the "Premises"), all as more particularly described in the Lease; and

     WHEREAS, pursuant to a First Amendment to Lease Agreement dated October 28, 1998, Landlord and Tenant amended the lease, among other things, to confirm the actual square footage of the Premises and to expand the Premises; and

     WHEREAS, the parties hereto desire to amend the Lease to, among other things, extend the term of the Lease, provide for the abatement of one month of Base Rent and to provide a Tenant Improvement Allowance, as provided herein.

     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by Landlord and Tenant to one another, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant amend the Agreement as follows:

     1.  Premises and Term.

     Term. Tenant currently leases 72,962 rentable square feet at the Building. The Termination Date under the Lease for the Premises, is hereby extended through and including November 8, 2013 (the "Revised Termination Date").

     2.  Base Rent, Operating Expenses and Security Deposit.

     (a) Base Rent. Paragraph 2 (a) of the Lease is hereby amended by adding the following new paragraph at the end thereof:

     "Tenant's base rent for the month of January 2003 shall be fully and completely abated, provided that Tenant is not in default of the Lease at the time the base rent for January 2003 would otherwise be due and owing. On November 8, 2008, Tenant's base rent shall be adjusted to the then current Market Rent (as defined in the Lease) and taking into account the readjustment of the Operating Expenses as set out in paragraph 2(b) below; provided, however, that in no event shall the base rent per square foot, as adjusted, be less than Tenant's then current rent."

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     (b)  Operating Expenses. Effective on November 8, 2008, Article 2(b)(ii) of
the Lease is hereby amended by deleting the following:

          "(ii) the amount of operating expenses (as defined below) for the Building to the extent operating expenses exceed the actual amount of operating expenses for the first twelve months of occupancy of any portion of the Building per rentable square foot of the Building in any lease year during the term of this Lease; provided, however, an amount equal to $1.25 per rentable square foot shall be used as the expense stop for the Tenant for utilities for the first lease year of the Lease."

And replacing it with the following:

          "(ii) the amount of operating expenses for the Building to the extent operating expenses exceed the actual amount of operating expenses for the calendar year 2008 per rentable square foot of the Building in any lease year during the extended term of this Lease."

     3.   Tenant Improvements.

     (a) Landlord shall provide Tenant with a tenant improvement allowance of Four Hundred Seventy-four Thousand Two Hundred Fifty-Three Dollars ($474,253.00) (the "Tenant Improvement Allowance"). The Tenant Improvement Allowance shall be applied toward construction, engineering, professional, telecommunication, design, project management, plan review, permits, architecture, voice and data cabling and other costs and expenses associated with the Tenant Improvements (as hereinafter defined) to the Premises. Landlord shall be responsible for the payment of all costs and expense associated with improvements to the Premises up to the Tenant Improvement Allowance, whether such improvements are performed by Landlord, Duke Construction Limited Partnership, any other subsidiary or affiliate of Landlord, Tenant or any other person or entity, and Tenant shall have no responsibility therefor. Any cost or expense incurred by Landlord and approved by Tenant in connection with the Tenant improvements to the Premises in excess of the Tenant Improvement Allowance (the "Excess") shall be borne by Tenant and shall be paid by Tenant to Landlord within thirty (30) days of Tenant's receipt of an invoice from Landlord providing sufficient detail and documentation for such costs and expenses. Failure by Tenant to pay any portion of the Excess as aforesaid is an event of default hereunder.

     (b) Following the date of this Amendment, Tenant will work with a space planner to develop a space plan for the Premises that is reasonably acceptable to Landlord (the "Space Plan"). Within thirty (30) days after Landlord's receipt of the Space Plan, Tenant shall prepare and submit to Landlord a set of plans and specifications and/or construction drawings (the "Plans and Specifications") prepared by an architect reasonably acceptable to Landlord covering all work to be performed by Landlord in constructing the leasehold improvements to the Premises in accordance with the Space Plan (the "Tenant Improvements"). Landlord shall participate in the design meetings with Tenant's architect to maintain Landlord's building standard and to provide preconstruction cost estimating. Landlord shall have ten (10) days after receipt of the Plans and Specifications in which to review the Plans and Specifications and to give Tenant written notice of Landlord's approval of the Plans and Specifications or its requested changes to the Plans and Specifications. Tenant shall have no right to request any leasehold improvements or any changes to the Plans and Specifications that would materially alter the Premises, the exterior appearance or basic nature of the Building, or the Building systems. If Landlord fails to approve or request changes to the Plans and Specifications within ten (10) days after its receipt of the Plans and Specifications, then Landlord shall be deemed to have approved the Plans and Specifications and the same shall thereupon be final. If Landlord requests any changes

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to the Plans and Specifications, Tenant shall make those changes which are reasonably requested by Landlord and shall within ten (10) business days of its receipt of such request submit the revised portion of the Plans and Specifications to Landlord. Landlord may not thereafter disapprove the revised portions of the Plans and Specifications unless Tenant has unreasonably failed to incorporate reasonable comments of Landlord and, subject to the foregoing, the Plans and Specifications, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Landlord. Landlord shall at all times in its review of the Plans and Specifications, and of any revisions thereto, act reasonably and in good faith. Landlord agrees to confirm Landlord's consent to the Plans and Specifications in writing within three (3) business days following Tenant's written request therefor.

     (c) Following Landlord's approval (or deemed approval) of the Plans and Specifications, Landlord shall solicit competitive bids from at least three (3) subcontractors for each major trade. Landlord shall provide Tenant with Landlord's form for prequalifying subcontractors, attached hereto as Exhibit A and incorporated herein, and its current list of approved subcontractors for each major trade, attached hereto as Exhibit B and incorporated herein. Tenant shall have the right to provide Landlord with a proposed subcontractor for each major trade which may or may not be on Landlord's approved list, and provided such subcontractor meets with Landlord's reasonable approval, such subcontractor shall have the right to enter a bid. Upon Tenant's request, Landlord shall also obtain a description of the base warranty and any extended warranty terms relating to any equipment, machinery, trade fixtures or other personal property to be installed in connection with the Tenant Improvements. Landlord and Tenant shall review the bids and warranties, if applicable, jointly and Tenant shall select one subcontractor for each item bid. Promptly following the selection of a subcontractor for each major trade, Landlord shall deliver to Tenant a statement of the cost to construct and install all of the Tenant Improvements (the "Cost Statement"). Tenant acknowledges and agrees that (i) the cost to construct and install the Tenant Improvements shall include a six percent (6%) fee plus (A) Landlord's actual overhead expenses associated with the Tenant Improvements that includes preconstruction and project management, administrative support, telephones, utilities, etc., and (B) Landlord's actual cost of general conditions associated with the Tenant Improvements that include, but are not limited to, permits, onsite supervision, temporary utilities, temporary facilities and project cleanup, (such overhead and general conditions shall not exceed eight percent (8%) of the total construction costs for the Tenant Improvements), and (ii) said fee, overhead and general conditions shall be included in the Cost Statement and applied against the Tenant Improvement Allowance (as hereinafter defined). Tenant agrees to acknowledge the Cost Statement in writing within five (5) business days following Landlord's written request therefor.

     (d) Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Tenant Improvements that is reasonably acceptable to Tenant and shall perform the construction in accordance with such schedule and the Plans and Specifications, subject to extensions for Force Majeure Delays and Tenant Delays (as hereinafter defined). Landlord shall notify Tenant of any material changes to said schedule as a result of such Force Majeure Delays and Tenant Delays. In the event the Tenant Improvements are not Substantially Completed (as hereafter defined) in accordance with the schedule as extended by Force Majeure Delays and Tenant Delays, Tenant shall receive one day of rent abatement for each day of delay until the Tenant Improvements are Substantially Completed. Tenant agrees to coordinate with Landlord regarding the installation of Tenant's phone and data wiring and any other trade related fixtures that will need to be installed in the Premises prior to Substantial Completion. In addition, if and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the Premises for fifteen (15) days prior to the anticipated date for Substantial Completion (as such date may be modified from time to time) in order to install fixtures and otherwise prepare the Premises for

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occupancy. During any entry prior to the Substantial Completion of the Tenant
Improvements (i) Tenant shall not interfere with Landlord's completion of the Tenant Improvements, and (ii) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord's rules of conduct (which Landlord agrees to furnish to Tenant upon request).

     (e) Tenant shall have the right to request changes to the Plans and Specifications at any time by way of written change order (each, a "Change Order", and collectively, "Change Orders"). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the "Change Order Memorandum of Agreement"). Tenant shall, within five (5) business days following Tenant's receipt of the Change Order Memorandum of Agreement, either (i) execute and return the Change Order Memorandum of Agreement to Landlord, in which case the Cost Statement shall be deemed modified automatically to take into account said Change Order, (ii) retract its request for the Change Order or (iii) amend its proposed Change Order, in which case Landlord shall prepare a new Change Order Memorandum of Agreement and Tenant shall respond as provided herein.

     (f) For purposes of this Amendment "Substantial Completion" (or any grammatical variation thereof) shall mean completion of construction of the Tenant Improvements, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Premises prior to Tenant's occupancy, the completion of which will not materially affect Tenant's use and occupancy of, or ability to obtain an occupancy permit for the Premises which completion and punchlist items shall be evidenced by a writing signed by Tenant and Landlord (Tenant acknowledging, however, that even if Landlord has Substantially Completed the Tenant Improvements, Landlord may not be able to obtain an occupancy permit for the Premises because of the need for completion of all or a portion of improvements being installed in the Premises directly by Tenant). "Tenant Delay" shall mean any delay in the completion of the Tenant Improvements to the extent attributable to Tenant, including, without limitation, (i) Tenant's failure to meet any time deadlines specified herein,
(ii) the performance of any other work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work, and (iii) any other act or omission of Tenant. "Force Majeure Delay" shall mean any delay in the performance of any obligation by a party hereunder when such delay is occasioned by causes beyond its control due to act of God, adverse weather, fire, earthquake, flood, explosion, war, invasion, insurrection, riot, mob violence, sabotage, vandalism, failure of transportation, strikes, lockouts, litigation, condemnation, requisition, governmental restrictions including inability or delay in obtaining governmental consents, inspections or permits, laws or orders of governmental, civil, military or naval authorities, or any other cause outside a party's control, whether similar or dissimilar to the foregoing.

     (g) Landlord hereby warrants the Tenant Improvements for a period of one
(1) year following the date of Substantial Completion. Landlord agrees to assign any and all manufacturers' warranties or extended warranties, if obtained, directly to the Tenant, which warranties shall include, but not be limited to, the standard warranties available from the manufacturers, and if not assignable, shall cooperate with Tenant to enforce such warranties.

     (h) Notwithstanding anything herein to the contrary, at any time and from time to time after the date first set forth above and prior to October 1, 2007, whether or not Tenant has made any improvements to the Premises, Tenant may request Landlord to pay Tenant all or a portion of the unused Tenant Improvement Allowance, and Landlord shall disburse such amount to Tenant in cash within thirty (30) days of

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Landlord's receipt of Tenant's request therefore. In addition, all shelves, bins, machinery and other trade fixtures installed in connection with any Tenant improvements to the Premises may be removed by Tenant in accordance with the provisions of Paragraph 5 of the Lease.

     4. Effective Date. The provisions of this Amendment shall be and become effective as of the date and year first above written.

     5. Severability. In the event any term, covenant or condition of this Amendment, the Lease, or any amendments thereto shall to any extent be invalid or unenforceable, the remainder shall not be affected thereby and each term, covenant or condition shall be valid and enforceable to the full extent permitted by law.

     6. Successors and Assigns. This Amendment shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise provided herein.

     7. Authority of Tenant. Tenant certifies to Landlord that it is authorized to enter into this Amendment, and that those persons signing below on its behalf are authorized to do so, and shall promptly upon the request of Landlord provide a resolution to this effect.

     8. Interpretation. Although the printed provisions of this Amendment were drafted by Landlord, such fact shall not cause this Amendment to be construed either for or against Landlord or Tenant. All capitalized terms, not otherwise defined, shall be defined as provided in the Lease.

     9. Full Force and Effect. Except as modified hereby, the Lease remains unmodified and in full force and effect.

     10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

     11. Mutual Acknowledgment of Non-Existence of Claims. Landlord and Tenant acknowledge and agree that as of the day hereof there are no known claims by either party against the other party hereto arising from the relationship as Landlord and Tenant, respectively, pursuant to the Lease, as amended.

     12. Confidentiality. Except as otherwise required by law to be disclosed by Tenant the terms and provisions of the Lease, and this Amendment are strictly confidential, are to be shared by Tenant only with its accountant, employees, and attorneys, and each of those parties shall be advised of the confidential nature of the lease, and this Amendment.

     13. Guaranty. In consideration of this Amendment, Tenant shall provide Landlord with a Guaranty of Lease executed by Pharmaceutical Product Development, Inc. in the form attached hereto as Exhibit C.

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     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed under seal and delivered as of the day and year first above written.

                                        LANDLORD:

                                        DUKE REALTY LIMITED PARTNERSHIP,
                                        an Indiana limited partnership doing
                                        business in North Carolina as Duke
                                        Realty of Indiana Limited Partnership

                                             By:  Duke Realty Corporation,
                                                  an Indiana corporation, its
                                                  General Partner

                                             By:  /s/ H. Andrew Kelton
                                                -------------------------------
                                             Name:  H. Andrew Kelton
                                                  -----------------------------
                                             Title:  Senior V. P.
                                                   ----------------------------



ATTEST:                                 TENANT:

   By:  /s/ B. Judd Hartman             PPD Development, LP., a Texas limited
       ---------------------------
   Name: B. Judd Hartman                partnership
         -------------------------
   Title:  Secretary                    By:  PPD GP LLC, a Delaware limited
         -------------------------
                                        liability company, its General Partner

                                             By:  /s/ Fred B. Davenport, Jr.
                                                -------------------------------
                                             Name:  Fred B. Davenport, Jr.
                                                  -----------------------------
                                             Title:  Vice President
                                                   ----------------------------

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                                    EXHIBIT A

                      FORM FOR PREQUALIFYING SUBCONTRACTORS

                                    EXHIBIT B

                           LANDLORD'S CURRENT LIST OF
                             APPROVED SUBCONTRACTORS

                                    EXHIBIT C

                                GUARANTY OF LEASE


STATE OF NORTH CAROLINA                 :
COUNTY OF WAKE                          :    GUARANTY OF LEASE

     THIS GUARANTY OF LEASE (the "Guaranty"), is made and entered into as of the 1st day of October, 2002, by and between PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation (hereinafter the "Guarantor") to DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership (the "Landlord");

                              W I T N E S S E T H:

     WHEREAS, pursuant to a Lease Agreement, dated June 26, 1998 by and between Landlord and Tenant (the Lease Agreement, and all amendments thereto shall be referred to herein collectively as the "Lease"), Landlord leased to Tenant certain premises containing approximately 72,962 rentable square feet in a building located on certain land (the "Land") which had been provided the address of 4023 Paramount Parkway, but in now known as 3900 South Paramount Parkway, Morrisville, Wake County, North Carolina 27560 (the "Premises"), all as more particularly described in the Lease; and

     WHEREAS, the Lease is incorporated herein by this reference; and

     WHEREAS, Guarantor has a monetary interest in Tenant and in the Lease and shall benefit from the execution of the Lease, and is willing to enter into this Guaranty;

     NOW, THEREFORE, for and in consideration of the Lease, and as an inducement to Landlord to enter into the same, the Guarantor for itself and its heirs, successors and assigns, guarantees the full and punctual payment of all base rent, additional rent, and any and all other sums payable to Tenant to Landlord under the Lease, when and as the same shall be due and payable under the terms of the Lease, and guarantees to Landlord the due and punctual performance by Tenant of each and every term, covenant and condition contained in the Lease to be observed or performed by the Tenant thereunder; and in the event Tenant shall default in the payment or performance of the Lease, Guarantor hereby agrees immediately upon Landlord's request to pay the sums due Landlord or to perform the defaulted or breached term, covenant or condition of the Lease and to pay all expenses and costs (including, but not limited to, legal costs and reasonable attorneys' fees) paid or incurred by Landlord in enforcing the obligations of the Guarantor under this Guaranty.

     Guarantor hereby consents and agrees that Landlord at any time, and from time to time, without notice to or further consent from Guarantor, and without releasing, discharging, modifying or otherwise affecting the obligations and liabilities of Guarantor in any manner, either with or without consideration, may upon notice to Guarantor, grant releases, compromises, waivers of compliance and other indulgences with respect to the Lease and this Guaranty to any persons or entities now or hereafter liable thereunder or hereunder, release any Guarantor or any other obligor under the Lease or this Guaranty, all without affecting the obligations and liabilities of Guarantor hereunder.

     The obligations of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any rights or remedies against Tenant or any other person, not against securities or lien rights available to Landlord. Guarantor waives any right to require that an action be brought against Tenant or any other person or entity or to require that resort be had to any security prior to demand on Guarantor hereunder being made or prior to enforcement of the Guaranty. In the event of default under the Lease, Landlord shall have the right to enforce its rights, powers and remedies thereunder or hereunder in any other, or not at all, and all powers and remedies available to Landlord in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided under the Lease or hereunder or by law, in equity, or contract.

     Guarantor waives any and all rights to require that Landlord pursue any other remedy or any other right prior to its pursuit under this Guaranty, and Guarantor hereby waives the provisions of Chapter 26 of the North Carolina General Statutes, including, but not limited to, the provisions of N.C. Gen. Stat. Sec. 26-7, as amended.

     This Guaranty shall be governed by, and be construed in accordance with, the laws of the State of North Carolina.

     This Guaranty may not be changed orally or by implication, and no obligation of the Guarantor or anyone or more of them can be released or waived by Landlord or any officer, agent, or employee of Landlord, except by writing signed by a duly authorized partner or agent of Landlord. This Guaranty shall be irrevocable by Guarantor until all amounts guaranteed hereby have been completely paid and all terms, covenants and conditions of the Lease guaranteed hereby have been performed and all obligations and undertakings of Guarantor hereunder have been completely performed.

     Any notice or demand which by any provision of this Guaranty is required or allowed to be given to any Guarantor shall be deemed to have been sufficiently given for all purposes when made in writing and either delivered personally or delivered to an overnight courier service or deposited in the United States mail as certified or registered mail, postage prepaid, and either addressed to the Guarantor concerned at the address appearing beside its signature below or to such other address as any Guarantor shall furnish to Landlord in writing, the receipt of which shall be acknowledged in writing by Landlord.

     The provisions of this Guaranty shall be binding upon Guarantor and its heirs, successors, legal representatives, and assigns. This Guaranty shall in no event be impaired by any change which may arise by reason of the bankruptcy or dissolution of Tenant.

     IN WITNESS WHEREOF, the undersigned have executed this Guaranty under seal as of the day and year first set forth above.

WITNESS:                             GUARANTOR:

                                     PHARMACEUTICAL PRODUCT
                                     DEVELOPMENT, INC., a North Carolina
                                     corporation

 /s/ B. Judd Hartman                 By: /s/ Fred B. Davenport, Jr.
-------------------------------         -------------------------------------
Print Name: B. Judd Hartman          Print Name: Fred B. Davenport, Jr.,
           --------------------                 -----------------------------
                                                 President
                                                -----------------------------
                                     Address:    3151 South 17/th/ Street
                                             --------------------------------
                                                 Wilmington, NC 28412
                                     ----------------------------------------
                                     FEIN:  56 1640186
                                           -----------------------------